EXHIBIT 10.3

                          CHANGE IN CONTROL AGREEMENT



                  AGREEMENT, dated as of January 26, 1998, by and between M.D.C. Holdings, Inc. (the "Company"), and _____________________________________ (the
"Employee").

                  WHEREAS, the Employee currently is employed by the Company as ______________________________________ and the Employee is willing to continue to serve in the employ of the Company; and

                  WHEREAS, the Company desires to provide additional compensation to the Employee in the form of certain termination benefits, but only in the event of a "Change in Control" of the Company as hereinafter provided;

                  NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth, the Company and the Employee agree as follows:

                  1. Term. The term of this Agreement shall begin on January 26, 1998 and shall continue until the earlier of the date of termination of Employee's employment by the Company, including pursuant to Section 3 below or December 31, 2000; provided, however, that, unless either party otherwise elects by notice in writing delivered to the other by September 30, 2000, or at least 90 days prior to December 31 of each subsequent year, such term automatically shall be renewed for successive one-year terms ending on December 31 of each successive year, and provided, further, that if this Agreement has not terminated prior to a Change in Control, then upon a Change in Control the term of this Agreement shall automatically extend for a period of one year following such Change in Control (the "Agreement Term"). The Company and Employee each acknowledge that the Employee's employment by the Company is and shall remain at will, and that this Agreement shall only govern termination benefits in the event of a Change in Control.

                  2. Consideration. In addition to all compensation and benefits currently provided or in the future to be provided to the Employee pursuant to the Employee's employment by the Company, upon the occurrence of a "Change in Control" as defined in Appendix A to this Agreement the Employee shall be entitled to receive termination of employment benefits as provided in Section 3 hereof.

                  3.       Termination Upon Change in Control

                           (a)      If a Change in Control occurs, all options,
dividend equivalents and other rights granted to the Employee under any Company equity incentive plans shall be accelerated and shall become exercisable immediately prior to the closing of the Change in Control so as to permit the Employee fully to exercise all outstanding options and rights. If the Change in Control is not consummated, the Employee's election to exercise such options and rights pursuant hereto shall be of no effect and the Employee's options shall remain subject to the restrictions to which they were originally subject.

                           (b)      If a "Change in Control Event" (as defined
in Appendix A to this Agreement) occurs, the Employee shall, if the Employee so elects by written notice to the Company within 90 days after such Change in Control Event, be entitled to terminate the Employee's employment, if not already terminated by the Company, and in either event to receive an amount equal to the sum of (i) Employee's annual base salary at the rate in effect immediately before the Change in Control Event and (ii) an amount equal to Employee's last regular annual bonus (provided that for purposes hereof such regular bonus amount shall not exceed 50% of Employee's annual base salary at the rate in effect immediately before the Change in Control Event).

                           (c)      If a Change in Control Event occurs, the
Employee shall also be entitled to continue to participate in each of the Company's employee benefit plans, policies or arrangements which provide insurance and medical benefits on the same basis as was provided to the Employee prior to the Change in Control Event for a period of twelve months after the date of termination of Employee's employment.

                           (d)      Change in Control Payments.

                                    (i)     The payments set forth in this
Agreement shall be in addition to any payments that otherwise would be payable to the Employee pursuant to any agreement, benefit plan, severance policy or similar plan of the Company.

                                    (ii)    Notwithstanding anything to the
contrary  herein,  if the aggregate  amounts payable pursuant to Sections 3 (a),
(b) and (c) hereof, either alone or together with any other payments which the Employee has the right to receive either directly or indirectly from the Company or any of its affiliates, would be subject to an excise tax as an "excess parachute payment" under Section 4999 of the Internal Revenue Code, the Employee hereby agrees that such aggregate amounts payable hereunder shall be paid in annual installments over the shortest period of time over which such aggregate amounts may be paid and not be treated as "excess parachute payments" under
Section 4999. All determinations called for in this Section 3(d)(ii) shall be made by Price Waterhouse, LLP or such other independent public accounting firm with a national reputation as shall be selected by the Company. The Company shall bear all costs associated with obtaining such determinations.

                                    (iii)   The amounts payable pursuant to this
Section 3 shall be paid (or commence to be paid if payable in installments pursuant to Section 3(d)(ii) above) to the Employee not later than 10 days after the Employee's termination of employment.

                  4.       Miscellaneous.


                           (a)      Governing Law.  The Agreement shall be
governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed in that State.


                           (b)      Notices.  Any notice, consent or other
communication made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered by United States registered or certified mail, return receipt requested, to the parties at the following addresses or at such other address as a party may specify by notice to the other.

                           To the Employee:






                           To the Company:

                           M.D.C. HOLDINGS, INC.
                           3600 South Yosemite Street, Suite 900
                           Denver, Colorado 80237
                           Attention:  General Counsel


                           (c)      Entire Agreement: Amendment.  This Agreement
shall supersede any and all existing agreements between the Employee and the Company or any of its affiliates or subsidiaries, relating to a change in control of the Company. It may not be amended except by a written agreement signed by both parties.

                           (d)      Waiver.  The failure of a party to insist
upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive the party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                           (e)      Assignment.  Except as otherwise provided in
this paragraph, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors and assigns. This Agreement shall not be assignable by the Employee, and shall be assignable by the Company only to any corporation or other entity resulting from the reorganization, merger or consolidation of the Company with any other corporation or entity or any corporation or entity to which the Company may sell all or substantially all of its assets, and this Agreement must be so assigned by the Company to, and accepted as binding by such other corporation or entity in connection with any such reorganization, merger, consolidation or sale.

                           (f)      Arbitration.  As material consideration for
entering into this

Agreement, each of the Employee and the Company agrees that any controversy or claim arising out of or relating to this Agreement, or the breach thereof, or the Employee's employment with the Company, shall be settled by arbitration administered by the American Arbitration Association in accordance with the Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Both parties expressly agree that costs and attorneys' fees related to any such arbitration shall be awarded to the prevailing party. Any arbitration commenced pursuant to this paragraph shall be conducted in the metropolitan area of Denver, Colorado.

                           (g)      Severability.  If any provision of this
Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement including Appendix A thereto as of the date first above written.

                                            M.D.C. HOLDINGS, INC.

                                            By:
                                               ------------------------------
                                            Name:  Larry A. Mizel
                                            Title:   President

                                            Employee


                                            ---------------------------------

                                  APPENDIX A



         This Appendix A is attached to and shall form a part of the Change in Control Agreement, dated as of January 26, 1998 (the "Agreement"), by and between M.D.C. HOLDINGS, INC. (the "Company"), and ____________________________
(the "Employee").

                  (a) For purposes of the Agreement, a "Change in Control Event" shall occur when a "Change in Control" (as defined in paragraph (b) below) is followed within one year by a "Material Change" (as defined in paragraph (c) below).

                  (b)      A "Change in Control" shall occur if:

                           (i)      a report on Schedule 13D is filed with the
Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act") disclosing that any person (within the meaning of Section 13(d) of the Exchange Act), other than the Company (or one of its subsidiaries) or any employee benefit plan sponsored by the Company (or one of its subsidiaries), or any director of the Company as of the date of the Agreement, or an affiliate of such director, is the beneficial owner, directly or indirectly, of 50 percent or more of the combined voting power of the then-outstanding securities of the Company;

                           (ii)     any person (within the meaning of Section
13(d) of the Exchange Act), other than the Company (or one of the subsidiaries) or any employee benefit plan sponsored by the Company (or one of its subsidiaries), or any director of the Company as of the date of the Agreement, or an affiliate of such director, shall purchase securities, pursuant to a tender offer or exchange offer to acquire any common stock of the Company (or securities convertible into common stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50 percent or more of the combined voting power of the then-outstanding securities of the Company (as determined under paragraph (d) of Rule 13d-3 under the Exchange Act, in the case of rights to acquire common stock);

                           (iii)    the stockholders of the Company shall
approve (A) any consolidation or merger of the company (1) in which the Company is not the continuing or surviving corporation, or (2) pursuant to which shares of common stock of the Company would be converted into cash, securities or other property, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or

                           (iv)     there shall have been a change in a majority
of the members of the Board of Directors of the Company within a twelve month period, unless the election or nomination for election by the Company's stockholders of each new director during such twelve month period was approved by the vote of two-thirds of the directors then still in office who were directors at the beginning of such twelve month period.

                  (c)      A "Material Change" shall occur if:

                           (i)      the Employee's employment by the Company is
 terminated without "Cause" (as defined in paragraph (d) below);

                           (ii)     the Company makes any change in the
Employee's duties or responsibilities from the position that the Employee occupied on January 26, 1998 or, if this agreement has been renewed or extended, the date of the last renewal or extension, but only if such change would cause:

                                    (A)     the Employee to report to anyone
 other than
            ---------------           ,

                                    (B)     the Employee to no longer be the

----------- a subsidiary of the Company or its successor,

                                    (C)     even if the Employee maintains the
position of ---------, the Employee's responsibilities to be reduced (without his written permission) from those in effect on January 26, 1998 or the date of the last renewal or extension of this Agreement, as applicable, or

                                    (D)     the Employee's position with the
Company to become one of lesser importance or scope;

                           (iii)    the Company assigns or reassigns the
Employee (without the Employee's written permission) to another place of employment which is more than 30 miles from the Employee's place of employment on January 26, 1998 or the date of the last renewal or extension of this Agreement, as applicable;

                           (iv)     the Company reduces the Employee's Base
Salary, annual or long-term incentive compensation or the manner in which such compensation is determined unless such reduction similarly applies to all officers of the Company having a like change in control agreement with the Company; or

                           (v)      a purchaser of all or substantially all o
the Company's assets or any successor or assignee of the Company fails to assume the obligation of the Company under the Agreement.

                  (d)      For purposes of the Agreement, "Cause" shall mean:
(i) the Employee's willful refusal to perform material duties reasonably required or requested of him (other than as a result of total or partial incapacity due to physical or mental illness) for 30 days after having received written notice of such refusal from the Company and having failed to commence to perform such duties within such period, (ii) the Employee's commission of material acts of fraud, dishonesty or misrepresentation in the performance of his duties for the Company, or (iii) any final, non-appealable conviction of the Employee for an act or acts on the Employee's part constituting a felony under the laws of the United States or any state thereof which results or was intended to result directly or indirectly in gain or personal enrichment by the Employee at the expense of the Company.

                                             M.D.C. HOLDINGS, INC.

                                             By:
                                                ------------------------------
                                             Name:  Larry A. Mizel
                                             Title:   President

                                             Employee


                                             ---------------------------------